Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated November 13, 1995, on our audits of the consolidated financial statements of Interneuron Pharmaceuticals, Inc. as of September 30, 1994 and 1995, and for each of the three years in the period ended September 30, 1995, which report is included in the Annual Report on Form 10-K of Interneuron Pharmaceuticals, Inc. for the fiscal year ended September 30, 1995. We also consent to the references to our firm under the caption "Experts".


                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 28, 1996